IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

JOSEPH VITELLONE, Derivatively on Behalf of MAGNUM HUNTER RESOURCES CORPORATION, Plaintiff,	§	
v.	§	
GARY C. EVANS, RONALD D. ORMAND, FRED J. SMITH, JR., H.C. FERGUSON, III, JAMES W. DENNY, III, J. RALEIGH BAILES, SR., BRAD BYNUM, STEPHEN C. HURLEY, JOE. L. MCCLAUGHERTY, VICTOR G. CARRILLO, STEVEN A. PFEIFER, JEFF SWANSON, and DAVID S. KREUGER, Defendants,	§	CIVIL ACTION NO. H-13-1887
and	§	
MAGNUM HUNTER RESOURCES CORPORATION, a Delaware Corporation, Nominal Defendant.	§	

MEMORANDUM AND ORDER

Pending is Defendants' Motion to Dismiss (Document No. 13). After carefully considering the motion, response, reply, and applicable law, the Court concludes as follows.

I. Background

Plaintiff Joseph Vitellone,[1] derivatively on behalf of Magnum Hunter Resources Corporation ("Magnum Hunter" or the "Company"), brings this action against Defendants Gary C. Evans, Ronald D. Ormand, Fred J. Smith, Jr., H.C. Ferguson, III, James W. Denny, III, J. Raleigh Bailes, Sr., Brad Bynum, Stephen C. Hurley, Joe L. McClaugherty, Victor G. Carrillo, Steven A. Pfeifer, Jeff Swanson, and David S. Kreuger (collectively, "Defendants"), and nominal Defendant Magnum Hunter, a publicly-traded energy company incorporated in Delaware, for violation of Section 14(a) of the Exchange Act, breach of fiduciary duty, waste of corporate assets, and unjust enrichment.[2] Plaintiff's claims arise out of the alleged failure of Defendants, who are past or present officers and directors of Magnum Hunter, to ensure adequate financial controls during a period of rapid growth from 2010 to 2012 when, with a series of about a half dozen acquisitions in 2011 and 2012, Magnum Hunter's assets grew from $249 million to $2.19 billion.[3]

According to Plaintiff's Complaint, current management took control of a much smaller Magnum Hunter in 2009. Defendant Gary C.

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[1] The original plaintiff was Timothy Bassett, but he was replaced by Joseph Vitellone on September 16, 2013. Document No. 18.

[2] Document No. 1 (Verified Shareholder Deriv. Cmplt.).

[3] Id. ¶¶ 2-3.

Evans became Magnum Hunter's Chief Executive Officer, Chairman of the Board, and a director in May 2009, and since then has continuously held those offices. Magnum Hunter's new management initially obtained its financial and internal accounting services from GreenHunter Energy, Inc. ("GreenHunter"), another energy company of which Defendant Evans was the founder, majority shareholder, Chairman, and CEO. Magnum Hunter's new management in 2009 also retained Hein & Associates, LLP ("Hein") as Magnum Hunter's external auditor.

In November 2010, Magnum Hunter announced plans to evaluate a number of joint venture and acquisition opportunities, and by February, 2011, the Company told investors that it anticipated substantial growth in 2011. The Complaint alleges that with the Company's new acquisitions its revenues and capital expenditures significantly increased in 2011. Indeed, the Complaint describes the Company as growing at a "breakneck pace" in 2011, which continued in 2012. By October 1, 2011, Magnum Hunter began using its own internal accounting and financial services and ceased to rely on GreenHunter for those services. What Plaintiff describes as the Company's "explosive growth" continued, and by June 1, 2012, Magnum Hunter disclosed in its Current Report on Form 8-K that although the audit committee initially selected Hein as the Company's independent auditor for fiscal 2012, Magnum Hunter had "concluded that it would be in the Company's best interest for the

Company to engage a new independent registered public accounting firm for 2012 with a greater depth of resources . . . ."[4] Magnum Hunter replaced Hein with Pricewaterhouse Coopers LLP ("PwC") as its external auditor.

PwC discovered previously unreported material weaknesses at Magnum Hunter, and on November 14, 2012, Magnum Hunter restated its second quarter 2012 Form 10-Q/A financial results, which increased its quarterly loss and disclosed certain accounting errors and material weaknesses in its internal controls over financial reporting. In portions of its November 14, 2012 restated Form 10-Q/A quoted in the Complaint, Magnum Hunter described multiple remediation actions, including that it had on October 23, 2012, hired a new Chief Accounting Officer who had the appropriate knowledge and experience to establish and maintain a desired control environment, was implementing more formalized processes and controls, was expanding its accounting department to respond to the Company's growth, and added an Assistant Controller, a Division Controller, an Internal Audit Manager, and other accounting personnel, all hired between July and November, 2012.

On November 15, 2012, according to the Complaint, Magnum Hunter filed with the SEC its Quarterly Report on Form 10-Q for the third quarter ending September 30, 2012. The Company acknowledged that as of September 30, 2012, the Company had material weaknesses

[4] Document No. 1 ¶¶ 3, 55; Document No. 23, ex 4.

in its disclosure controls and procedures, and that management was making changes to establish an environment necessary to prevent or detect potential deficiencies as also detailed in the restated second quarter 2012 Form 10-Q/A filed the previous day.

The Complaint alleges that the New York Stock Exchange ("NYSE") on October 16, 2012, notified Magnum Hunter that if it did not hold its 2012 annual shareholder meeting on the scheduled delayed date of January 17, 2013, the Company would risk violating the NYSE's listing standards. Magnum Hunter did hold its annual shareholder meeting on January 17, 2013, and the Company remained listed. On February 28, 2013, Magnum Hunter filed with the SEC a notification that its 2012 Form 10-K would be filed late, no later than March 18, 2013. The notice of late filing recalled previous filings by the Company disclosing material weaknesses in the Company's internal controls over financial reporting, lack of sufficient qualified personnel, etc., and the Company's implementation of numerous measures to address those weaknesses. The Company reported that its change of independent auditors from Hein to PwC, which occurred in July, 2012, had resulted in additional significant review of certain financial matters by the new auditors. Before the anticipated 2012 Form 10K late-filing date of March 18, 2013, however, Plaintiff alleges that PwC presented Magnum Hunter with a list of additional material

weaknesses, which presumably required further delay in the Company's filing of its Form 10-K.

On March 18, 2013, Magnum Hunter issued a press release stating that it had had trouble keeping up with the accounting and operational challenges resulting from its rapid growth over the past two years, and that it continued to work diligently with PwC, its independent auditors, and was not aware of any disagreements with its auditors concerning the Company's fiscal 2012 financial statements. The press release disclosed that the Company's revenues had increased during 2012 by 141%, and that oil and gas production had increased 139%.

The Complaint alleges, however, that on April 16, 2013, Magnum Hunter filed with the SEC a Current Report on Form 8-K, disclosing that on April 10, 2013, at the direction of the audit committee, Magnum Hunter dismissed PwC as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2012, effective immediately, and that the Board unanimously ratified and approved the decision. That April 16, 2013 Report, among other things, acknowledged that PwC had identified various material weaknesses at Magnum Hunter related to (1) the valuation of the Company's oil and gas properties; (2) the calculation of the Company's oil and gas reserves; (3) the Company's position with respect to certain tax matters; (4) the Company's accounting of its acquisition of NGAS Resources, Inc.; and (5) the Company's

compliance with certain debt covenants. Two days after that filing, PwC informed Magnum Hunter and the SEC that it disagreed with a portion of Magnum Hunter's April 16, 2013 public statement, and that information had come to the attention of PwC that it concluded "materially impacts the fairness or reliability of the Company's consolidated financial statements and this issue was not resolved [to PwC's] satisfaction prior to [PwC's] dismissal." PwC also stated that it had advised the Company of PwC's belief that "the Company needs to evaluate the impact of the 'tone at the top' on the control environment." On this news, Magnum Hunter's stock took a plunge, "erasing more than $142.8 million in market capitalization in a few days."

Magnum Hunter replaced PwC with BDO USA, LLP ("BDO") as its external auditor, and two months later on June 14, 2013, the Company was able to file its delayed 2012 Form 10-K with the SEC. BDO--like PwC--found material weaknesses in Magnum Hunter's financial reporting, leasehold property costs, complex accounting issues, and income taxes. BDO's audit also found that Magnum Hunter lacked adequate internal controls over financial reporting, and the 2012 Form 10-K revealed that the SEC had inquired concerning Magnum Hunter's changes in its outside auditors, internal controls, and public statements to investors.

Plaintiff alleges that Defendants "repeatedly and inaccurately reported that the Company had sufficient internal controls and

procedures relating to accounting systems," caused Magnum Hunter to file multiple corrections to its SEC filings, required it to take an untimely $65 million impairment charge, and subjected the Company to at least six federal securities class action lawsuits on behalf of investors. Defendants' misconduct allegedly "wiped out more than $571.3 million in market capitalization, or 57.54%, from the Company's recent high of $993 million on February 22, 2012," and "devastated the Company's market capitalization and reputation."[5]

Plaintiff contends that Defendants breached their duty of loyalty and good faith by causing or allowing Magnum Hunter to operate without adequate internal and financial controls, and breached their duty of loyalty by causing or allowing "the dissemination of SEC filings and public statements which they knew or were reckless in not knowing contained improper statements and omissions, including with respect to the Company's financial

[5] Document No. 23 at 22. Defendants dispute this characterization, pointing out that Magnum Hunter's stock was never delisted and has completely recovered since Magnum Hunter retained BDO. Document No. 24 at 2. The Court takes judicial notice that on April 15, 2013, the day before Magnum Hunter announced the termination of PwC, the stock price closed at $3.32 per share, that it reached a low of $2.37 per share a week later, and that within six months it rebounded to a high of $8.12 per share on October 21, 2013. *See* Historical Stock Prices for Magnum Hunter Resources Corp. from April 1, 2013 to December 18, 2013, Yahoo! Finance, http://finance.yahoo.com/q/hp?s=MHR&a=03&b=1&c=2013&d=11&e=18&f=2013&g=d (last visited December 19, 2013); In re NAHC, Inc. Sec. Litig., 306 F.3d 1314, 1331 (3d Cir. 2002) (judicial notice of stock prices from reliable news source properly taken on motion to dismiss).

controls and business prospects." Plaintiff further alleges that Defendants Bailes, Bynum, Hurley and McClaugherty (collectively, the "Audit Committee Defendants"), had additional duties as members of Magnum Hunter's Audit Committee to review the effectiveness of the independent audit effort and to oversee the integrity of Magnum Hunter's financial statements, compliance with regulatory requirements, and system of internal controls. Plaintiff alleges that these Defendants "wholly abdicated their responsibilities" to do so.

Plaintiff did not make a demand on Magnum Hunter's Board of Directors before filing suit, *see* Fed. R. Civ. P. 23.1, and contends that such a demand would be futile because Defendants' conduct was not a valid exercise of business judgment and because each Member of the Board faces a substantial likelihood of liability for his misconduct. Defendants filed this Motion to Dismiss, arguing that Plaintiff has failed adequately to plead demand futility, continuous ownership, or verification under Rule 23.1, and has failed to state a claim under Rule 12(b)(6).[6] Alternatively, Defendants ask this Court to stay the case pending resolution of the federal Rule 10b-5 class actions currently pending in other courts.[7]

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[6] Document No. 13.

[7] Id. at 24-25.

II. Legal Standard

Federal Rule of Civil Procedure 23.1(b) requires that a derivative action complaint must, among other things, "state with particularity:

> (A) any effort by the plaintiff to obtain the desired action from the directors or comparable authority and, if necessary, from the shareholders or members; and
>
> (B) the reasons for not obtaining the action or not making the effort."

FED. R. CIV. P. 23.1(b)(3). Plaintiff does not allege he made "any effort . . . to obtain the desired action from [Defendants]." Plaintiff Joseph Vitellone did not appear as the plaintiff in this case until he was substituted as the nominal plaintiff in place of one Timothy Bassett about three months *after* the case was filed. Neither Bassett nor Vitellone made any demand. Plaintiff Bassett's reason for not making a demand, according to his Complaint now urged by substitute Plaintiff Vitellone, is that demand is excused because (1) the Director Defendants' conduct is not a valid exercise of business judgment, and (2) each member of the Board faces a substantial likelihood of liability for their misconduct."

In considering Plaintiff's argument that making a demand would have been futile for the reasons ascribed by Plaintiff, the Court must look to the law of the State of Magnum Hunter's incorporation, Delaware. *See* Kamen v. Kemper Financial Services, Inc., 111 S. Ct.

1711 (1991). In Delaware, "[t]he decision whether to initiate or pursue a lawsuit on behalf of the corporation is generally within the power and responsibility of the board of directors. This follows from the 'cardinal precept of the General Corporation law of the State of Delaware . . . that directors, rather than shareholders, manage the business and affairs of the corporation.'" In re Citigroup Inc. Shareholder Deriv. Litig., 964 A.2d 106, 120 (Del. Ch. 2009) (citing Aronson v. Lewis, 473 A.2d 805, 811 (Del. 1984), overruled on other grounds, Brehm v. Eisner, 746 A.2d 244 (Del. 2000)). Accordingly, "the right of a stockholder to prosecute a derivative suit is limited to situations where the stockholder has demanded that the directors pursue the corporate claim and they have wrongfully refused to do so or where demand is excused because the directors are incapable of making an impartial decision regarding such litigation." Rales v. Blasband, 634 A.2d 927, 932 (Del. 1993).

To plead adequately a derivative suit under Delaware law, a plaintiff must meet stringent requirements of factual particularity; conclusory statements and mere notice pleading are insufficient. Brehm, 746 A.2d at 254. The plaintiff must plead that demand would be futile as to a majority of the director defendants, with individual allegations for each director. *See* Citigroup, 964 A.2d at 121 n.36. The fact that directors would have to sue themselves does not excuse demand. Id. at 121.

Instead, "demand will be excused based on a possibility of personal director liability only in the rare case when a plaintiff is able to show director conduct that is 'so egregious on its face that board approval cannot meet the test of business judgment, and a substantial likelihood of director liability therefore exists.'" Id., citing Aronson, 473 A.2d at 815.

Defendants maintain, and Plaintiff implicitly concedes, that Magnum Hunter's charter also provides that "[t]o the fullest extent permitted by the Delaware General Corporation Law," directors "shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty."[8] Such a provision prohibits all claims for violations of the duty of care, including even gross negligence, and permits liability only for bad faith or violations of the duty of loyalty. Malpiede v. Townson, 780 A.2d 1075, 1095 (Del. 2001); DEL. CODE ANN. tit. 8, § 102(b)(7) (2011).

III. Discussion

Defendants argue that the case should be dismissed because Plaintiff has insufficiently pled demand futility.[9] Plaintiff alleges that demand is excused because a majority of the board is not disinterested and independent.[10] He identifies two of the nine

[8] Document No. 13 at 16; id., ex. H at 5; Document No. 23 at 13.

[9] Document No. 13 at 10-19.

[10] Document No. 23 at 12-20.

directors, Defendants Evans and Ormand, respectively the CEO and CFO of Magnum Hunter, as inside directors. Plaintiff identifies four of the seven outside directors as Audit Committee Defendants. Plaintiff argues that the Audit Committee Defendants together with the two officers constitute a majority of Magnum Hunter's nine-member Board, and "are interested because they face a substantial likelihood of liability for breaching their fiduciary duty of loyalty by failing to exercise their duties of oversight."[11] Plaintiff claims that these Defendants are liable for their "conscious failure to monitor or oversee Magnum Hunter's financial reporting obligations," as demonstrated by the fact that they ignored "several significant red flags" and terminated two different external auditors.[12]

A. Lack of Oversight

To determine whether demand is excused as futile based on board inaction, such as a failure of oversight, the court must "determine whether or not the particularized factual allegations of a derivative stockholder complaint create a reasonable doubt that, as of the time the complaint is filed, the board of directors could have properly exercised its independent and disinterested business judgment in responding to a demand. If the derivative plaintiff

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[11] Id. at 12-13.

[12] Id. at 13.

satisfies this burden, then demand will be excused as futile." Rales, 634 A.2d at 934. It is appropriate for the Court to presume that "the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company." Aronson, 473 A.2d at 812.

A "breach of [directors'] duty of attention or care in connection with the on-going operation of the corporation's business . . . is possibly the most difficult theory in corporation law upon which a plaintiff might hope to win a judgment." In re Caremark Int'l Inc. Derivative Litig., 698 A.2d 959, 967 (Del. Ch. 1996). The necessary conditions predicate for director oversight liability, known as a Caremark claim, are recognized by the Delaware Supreme Court as follows:

> (a) the directors utterly failed to implement any reporting or information system or controls; *or*
>
> (b) having implemented such a system or controls, consciously failed to monitor or oversee its operation thus disabling themselves from being informed of risks or problems requiring their attention. In either case, imposition of liability requires a showing that the directors knew that they were not discharging their fiduciary obligations. Where directors fail to act in the face of a known duty to act, thereby demonstrating a conscious disregard for their responsibilities, they breach their duty of loyalty by failing to discharge that fiduciary obligation in good faith.

Stone ex rel. AmSouth Bancorporation v. Ritter, 911 A.2d 362, 370 (Del. 2006). A bad outcome, where the corporation incurs significant financial liability, or even where an employee may

violate criminal laws, does not, with the benefit of hindsight, equate to bad faith by directors. Id. at 373. *See also* Desimone v. Barrows, 924 A.2d 908, 940 (Del. Ch. 2007) ("Delaware courts routinely reject the conclusory allegation that because illegal behavior occurred, internal controls must have been deficient, and the board must have known so.").

Plaintiff has alleged no particularized facts to support a claim for director oversight liability under the first Caremark predicate, i.e., that the directors "utterly failed" to implement any reporting or information system or controls. Stone, 911 A.2d at 370. To the contrary, Plaintiff's Complaint alleges that Magnum Hunter's new management in 2009 initially contracted with GreenHunter to provide financial and accounting services to the Company and later, when the Company grew, ended that arrangement and employed its own personnel to provide financial and accounting services, that the directors employed Hein as external auditor to audit Magnum Hunter's financial reports, information and controls, and by mid-2012, replaced Hein with PwC, "a public accounting firm with a greater depth of resources," as its external auditor. On April 10, 2013, after the Company failed to meet its promised date of March 18, 2013 for late filing of its 2012 Form 10-K, the directors replaced PwC with BDO, another international public accountancy firm with broad resources.

The alternative Caremark predicate requires Plaintiff to show that Defendants "consciously failed to monitor or oversee [Magnum Hunter's] operation," which in turn "requires a showing that the directors knew that they were not discharging their fiduciary obligations." Id. To satisfy this burden, Plaintiff may "identify 'red flags,' obvious and problematic occurrences, that support an inference that the [corporation's] directors knew that there were material weaknesses in [the corporation's] internal controls and failed to correct such weaknesses." Rich ex rel. Fuqi Int'l, Inc. v. Yu Kwai Chong, 66 A.3d 963, 983 (Del. Ch. 2013).

Plaintiff argues that Magnum Hunter's rapid growth from 2010 to 2012 in conjunction with its initial reliance on GreenHunter for accounting services and lack of an internal accounting staff through September, 2011, and its reliance on Hein as an external auditor, constitute missed "red flags" indicating that Evans, Ormand, and the Audit Committee Defendants failed to discharge their supervisory duties.[13] Although Plaintiff condemns the directors for at first relying on GreenHunter, another energy company with close ties to Evans, Ormand, and Kreuger, he does not allege that any harm resulted from this outsourcing arrangement, or from Magnum Hunter not having had its own internal accounting staff until the end of September, 2011.[14] Indeed, there is no allegation

[13] Document No. 23 at 14-15.

[14] *See* id. at 15-16; Document No. 1 ¶¶ 51-54.

that Magnum Hunter's financial statements and reports produced before 2012 failed to present fairly, in all material respects, the Company's financial position and operations. The only harms are alleged to have occurred later, in 2012, when the 2012 second quarter results were restated and when, in 2013, PwC publicly took issue with a portion of Magnum Hunter's public statement made when it replaced PwC with BDO. That caused the Company's common stock price to take a dive from about $3.32 to $2.37 per share.[15]

As for Hein, Plaintiff alleges that "Evans, Ormand, and the Audit Committee Defendants allowed the Company to continue to rely on Hein as its external auditor, despite later acknowledging that Hein lacked the necessary resources to fulfill its audit duties in light of the Company's rapid growth."[16] This is no "red flag" to support a claim under Caremark: Plaintiff alleges no particularized facts to suggest that the Director Defendants, or any particular ones of them, were aware of any specific material deficiencies in Hein's auditing capabilities as Magnum Hunter's independent auditor and that they *thereafter failed to act*. Instead, the plain implication of Plaintiff's allegations is that once the Board's Audit Committee determined that Hein lacked the necessary resources to keep up with Magnum Hunter's growth, the Board replaced Hein

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[15] *See* Document No. 1.

[16] Document No. 23 at 15.

with PwC.[17] "[T]he fact that [the corporation] eventually recognized its controls were ineffective does not necessarily show 'a sustained or systematic failure of the board to exercise oversight.' Rather, if anything, such recognition and subsequent board action would create quite the opposite inference." Kenney v. Koenig, 426 F. Supp. 2d 1175, 1183 (D. Colo. 2006) (granting motion to dismiss for failure adequately to plead demand futility under Delaware law) (citing Caremark, 698 A.2d at 971). "Furthermore, if mere recognition by the board that controls were previously ineffective or inadequate were sufficient to establish a substantial likelihood of liability, 'demand would be excused in practically every case' involving a restatement of financials." Id. (citing Shields ex rel. Sundstrand Corp. v. Erickson, 710 F. Supp. 686, 691 (N.D. Ill. 1989)).

After PwC was retained and began conducting its review of Magnum Hunter's financials and operations, Magnum Hunter determined it needed to file a restatement of its 2012 second quarter results to increase its quarterly loss from $7.457 million to $14.503 million, and reduce by about $1 million the loss originally reported for the first quarter. The end-of-year audited financials for 2012 showed a net loss of $167.4 million attributable to shareholders, which lends some perspective to the relative size of the $7 million second quarter adjustment. It is largely this

[17] Document No. 1 ¶ 55.

second quarter restatement of earnings that Plaintiff alleges as the evidence that the Directors failed to monitor or oversee the Company's operations. This is not enough. "The fact that failures of internal controls led to the restatement of financials with worse results than originally reported is not enough under Delaware law to establish demand futility." In re Sonus Networks, Inc. S'holder Derivative Litig., 499 F.3d 47, 70 (1st Cir. 2007) (citing Stone, 911 A.2d at 370; Guttman v. Huang, 823 A.2d 492, 495 (Del. Ch. 2003)). In Sonus, the First Circuit affirmed dismissal of a derivative action after the corporation restated almost three years of statements and disclosed accounting and control weaknesses, which resulted in a stock price drop of 46%. 499 F.3d 47. The court explained that "[t]he findings [of many material weaknesses in the corporation's accounting and control systems] in the internal review report are actually evidence of directorial supervision, rather than evidence of failure to supervise." Id. at 70. "Allegations that directors 'knew' of particular problems solely because of their position in the corporation [as members of the audit committee], without any particularized facts indicating actual knowledge, are not sufficiently specific to show actionable nonfeasance leading to demand futility under Delaware law." Id. at 71 (citing Guttman, 823 A.2d at 496, 507).

Here, both the material weaknesses discovered by PwC and the apparent inadequacy of Hein's resources were disclosed by the Board

in the context of the Board actively addressing the problems. Plaintiff does not allege particular facts demonstrating that any--much less a majority--of Defendants were aware of material weaknesses in Magnum Hunter's internal controls before the time periods when these disclosures were made, and that they thereafter failed to act to eliminate those weaknesses. Plaintiff has therefore failed to show that demand is excused on the basis of a substantial likelihood of liability based on a Caremark claim for inadequate oversight.[18]

B. Termination of External Auditors

Plaintiff contends that Magnum Hunter's termination of two external auditors or, as Plaintiff puts it, Magnum Hunter's "repeated termination of the Company's auditors," is evidence of bad faith supporting the conclusion that demand must be excused as futile.[19] Magnum Hunter replaced Hein with PwC, commonly known as

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[18] Plaintiff's reliance on Fuqi is misplaced. See Document No. 23 at 13. In Fuqi, the Delaware Court of Chancery held that the plaintiffs' had stated a Caremark claim based on particularized allegations of the directors' failure for well over half a year to correct known material weaknesses in the corporation's internal controls, during which time the company's founder completed making unauthorized transfers to persons in China totaling $130 million, more than the gross proceeds from the public offering a year earlier. 66 A.3d 963. The court found that "[e]ither the directors knew about the cash transfers and were complicit, or they had zero controls in place and did not know about them. If the directors had even the barest framework of appropriate controls in place, they would have prevented the cash transfers." Id. at 984.

[19] Document No. 23 at 18-20.

a "Big Four" accounting firm, in June or July of 2012, explaining that it wanted a firm "with a greater depth of resources" to keep up with Magnum Hunter's rapid growth.[20] In April, 2013, after the Company missed its promised date for late-filing of its 2012 Form 10-K, Magnum Hunter dismissed PwC and retained BDO, another major public accountancy firm.[21] Magnum Hunter's April 16, 2013 Form 8-K disclosed the weaknesses identified by PwC and explained that it had retained BDO "based on the Company's belief that such engagement would increase the likelihood that the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2012 would be completed at an earlier date and without continued delays of the targeted completion dates."[22]

Plaintiff argues that "[i]n reality, the Individual Defendants simply did not want to correct at that time the mistakes that PwC was identifying, or allow PwC more time to uncover additional material weaknesses," but he alleges no facts whatever to support this conclusory allegation.[23] Furthermore, Plaintiff acknowledges that two months after engaging BDO, Magnum Hunter "finally filed its long-delayed 2012 Form 10-K with the SEC."[24] Plaintiff further

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[20] Document No. 1 ¶¶ 3, 55; Document No. 23 at 19.

[21] Document No. 1 ¶¶ 6, 8.

[22] Document No. 13, ex. G at 8.

[23] Document No. 23 at 19.

[24] Document No. 1, ¶ 8.

argues that Magnum Hunter's retention of PwC in mid-2012, and its later replacement of PwC with BDO when delayed deadlines for public reporting were not met, is "further evidence that [Defendants] were acting in bad faith with respect to their failure to ensure appropriate accounting and internal control systems." Again, Plaintiff makes this conclusory allegation without stating any particularized facts to suggest that Defendants' decisions to replace their external auditors were even so much as bad business judgments and detrimental to the Company, much less that they were bad faith acts taken by the Directors in breach of their duty of loyalty to Magnum Hunter so as to subject themselves to a substantial likelihood of liability excusing demand.

C. <u>False and Misleading Statements</u>

Similarly unavailing is Plaintiff's argument that demand is excused because Defendant Directors face a substantial likelihood of liability for making "false and misleading statements."[25] Plaintiff's Complaint refers to numerous allegedly false and misleading press releases and SEC filings made in 2011-2013 to support this conclusion. The example given by Plaintiff is that Defendants signed the Company's 2011 Form 10K which: (i) falsely touted the Company's fourth quarter and fiscal 2011 financial results; (ii) falsely stated that the Company had effective

[25] *See* <u>id.</u> ¶ 101.

internal financial controls; and (iii) failed to disclose that Hein lacked the resources to keep pace with the Company's explosive growth. These are conclusory allegations lacking the specificity required by Delaware law to excuse demand. Plaintiff alleges no facts to show what aspect of the 2011 Form 10K and fiscal 2011 financial results were "falsely touted," and if these documents contained error, what specifically was the error and who, if any, among the Director Defendants knew of any such error and did not correct it. Similarly, the Complaint alleges how the Company and the Defendant Directors themselves acknowledged and publicly disclosed that the Company did not have effective controls after they learned of such from PwC, and Plaintiff alleges no facts to support its conclusory allegation that the Company's earlier filings--in which it was stated that effective internal financial controls were in place--were known by Defendant Directors to be false statements or were made in bad faith or out of a breach of their duty of loyalty to the Company. Likewise, when Defendants concluded Magnum Hunter needed a public accountancy firm with greater resources than Hein had available, they hired PwC, and later BDO. Plaintiff alleges no particularized facts to support its conclusory allegation that in 2011 or at some earlier time Defendants determined that Hein did not have the necessary resources and that Defendants thereafter failed to take corrective action in the interest of the Company. Plaintiff has alleged no

facts to support an inference that Defendants made statements or issued press releases which, at the time they were made, were not issued or filed in good faith or made statements that Defendants knew at the time were not accurate.

In this context, "to show a substantial likelihood of liability that would excuse demand, plaintiffs must plead particularized factual allegations that 'support the inference that the disclosure violation was made in bad faith, knowingly or intentionally.'" Citigroup, 964 A.2d at 132 (quoting Malone v. Brincat, 722 A.2d 5, 14 (Del. 1998)). Here, as in Citigroup, Plaintiff has "not alleged particular facts showing that the director defendants were even aware of any misstatements or omissions," and therefore Plaintiff does not meet his burden. Id. at 134.

D. Conclusion

Plaintiff has failed to allege with particularity legally sufficient reasons under Delaware law to excuse Plaintiff from making a pre-suit demand upon Magnum Hunter's Board of Directors. Plaintiff makes broadside attacks on Defendants' business judgments during the Company's fast-growth/acquisition period in 2011-2012, evidenced by the material weaknesses in reporting and controls disclosed in 2012 along with numerous corrective actions taken by the Company. But Plaintiff's Complaint does not state a "rare case" of director conduct that is "so egregious on its face" as to

show a substantial likelihood of Director Defendants' liability by reason of their bad faith or breach of loyalty to Magnum Hunter. *See* Citigroup, 964 A.2d at 121. Accordingly, the case will be dismissed for failure to meet the requirements of Rule 23.1. *See* Fed. R. Civ. P. 23.1(b)(3).

IV. Order

For the foregoing reasons, it is

ORDERED that Defendants' Motion to Dismiss (Document No. 13) is GRANTED and this case is DISMISSED for failure to meet the requirements of Federal Rule of Civil Procedure 23.1(b)(3).

The Clerk will enter this Order and provide a correct copy to all parties.

SIGNED at Houston, Texas, on this 20th day of December, 2013.

Ewing Werlein, Jr.

EWING WERLEIN, JR.
UNITED STATES DISTRICT JUDGE